UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 4, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting its acquisition of two hotel assets (collectively, the “First Noble Closing Hotels”) from affiliates of Noble Investment Group, LLC (“Noble”) for an aggregate purchase price of $48.6 million on November 2, 2015. The First Noble Closing Hotels are part of a portfolio of 13 hotels (collectively, the “Noble Portfolio”) the Company has the right to acquire from affiliates of Noble in four separate closings. As reported in the Original Form 8-K, as of November 2, 2015, the Company had consummated its acquisition of only the First Noble Closing Hotels, and the acquisition of the remaining hotels in the Noble Portfolio had not been consummated as of such date.

The Company is filing this amendment (the “Amendment”) to amend the Original Form 8-K to reflect the fact that the Company’s acquisition of the First Noble Closing Hotels, taken alone, was not a “significant acquisition” for purposes of Item 2.01 of Form 8-K.

This Amendment should be read in conjunction with the Original Form 8-K.

Item 8.01. Other Events.

The disclosure above under “Explanatory Note” is incorporated in this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: January 12, 2016	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President